SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 21, 2011

GLOBECOMM SYSTEMS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839	11-3225567
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

45 Oser Avenue

Hauppauge, New York 11788

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(631) 231-9800

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2011 (the “Original 8-K”) by Globecomm Systems (the “Registrant”), solely for the purpose of disclosing the determination of the Registrant’s Board of Directors (the “Board”) with respect to the frequency of the stockholders’ advisory (non-binding) vote on executive compensation. The Amendment does not amend or modify the Original 8-K in any other respect.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) In light of the stockholder voting results from the Registrant’s 2011 annual meeting of stockholders, held on November 17, 2011, in which the “1 Year” frequency received the highest number of votes cast on the frequency proposal (Proposal 4), as previously reported in the Original 8-K, the Board has determined that future stockholder advisory (non-binding) votes on executive compensation will occur every year. Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at the Registrant’s 2012 annual meeting. SEC regulations state that the Registrant must hold a vote on the frequency proposal at least once every six years. Accordingly, the next required stockholder advisory (non-binding) vote regarding the frequency of holding a (non-binding) vote on the executive compensation of the Registrant’s named executive officers is required to be held no later than the Company’s 2017 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globecomm Systems Inc. (Registrant)

	By:	/s/ Andrew C. Melfi
		Name:	Andrew C. Melfi
Dated: March 22, 2012		Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)